Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2013 First Quarter Results

NEW YORK, NY - May 7, 2013 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the first quarter ended March 31, 2013.

2013 First Quarter Summary

•	Revenue of $165.7 million, a decrease of 17.4 percent from the first quarter of 2012, or 16.8 percent in constant currency.

•	Gross margin of $56.7 million or 34.2 percent of revenue, representing a 22.6 percent decrease from the same period last year, or 22.2 percent in constant currency.

•	Adjusted EBITDA loss* of $4.9 million, compared with adjusted EBITDA loss of $0.9 million in the first quarter of 2012.

•	Restructuring charges of $2.0 million in the first quarter of 2013.

•	EBITDA loss* of $6.6 million, compared with EBITDA loss of $2.2 million in the first quarter of 2012.

•	Net loss of $8.2 million, or $0.25 per basic and diluted share, compared with net loss of $3.2 million, or $0.10 per basic and diluted share, for the first quarter of 2012.

* EBITDA and adjusted EBITDA are defined in the segment tables at the end of this release.

“Global market conditions continue to be harsh,” said Manuel Marquez, chairman and chief executive officer at Hudson. “As we expected, this had an impact on our first quarter 2013 results. Notwithstanding this, we are confident we are making good progress on our strategy. We believe our critical foundational work will ultimately allow us to better withstand the economic down cycles and serve as an engine for stronger performance in the future.”

“While focusing on our strategy and top line action plans, managing our costs and liquidity will remain equally important,” said Mary Jane Raymond, chief financial officer at Hudson.

Regional Highlights

Americas

Hudson Americas' gross margin decreased 31 percent in the first quarter compared with the prior year period due to declines in both temporary contracting and permanent recruitment. Legal eDiscovery continued to see lower demand levels with gross margin down 33 percent from the period a year ago, while RPO gross margin decreased 37 percent compared with the first quarter of 2012 driven by softer hiring trends. Actions taken to reduce costs delivered SG&A* and headcount reductions of 26 percent and 25 percent, respectively, from the same period a year ago, offsetting 83 percent of the gross margin decline. Adjusted EBITDA loss was $0.4 million for the first quarter, or 1.0 percent of revenue, compared with positive $0.3 million for the quarter a year ago.

Asia Pacific

In Asia Pacific, economic uncertainty and increasing hesitation from clients contributed to a gross margin decline of 26 percent in constant currency in the first quarter from the prior year period. A 34 percent decline in permanent recruitment gross margin accounted for most of the overall gross margin drop. After 36 percent gross margin growth in 2012, Talent Management declined 10 percent in the quarter against the prior year quarter as some client projects were delayed. Actions taken to reduce costs resulted in an SG&A* decline of 19 percent and headcount decline of 20 percent from the same period last year, offsetting 67 percent of the gross margin decline from the period a year ago. The region delivered adjusted EBITDA loss of $0.4 million, or 0.8 percent of revenue, down from positive $2.1 million, or 2.9 percent of revenue in the first quarter of 2012.

Europe

Driven by ongoing economic weakness across Europe, gross margin was down 15 percent in constant currency compared with the first quarter of 2012. The U.K. showed signs of stabilization with smaller declines in temporary recruitment and strong growth in Legal eDiscovery, though Talent Management was softer. In continental Europe, reduced hiring activity continued to impact permanent recruitment, down 29 percent in constant currency. Actions taken to address costs across Europe resulted in SG&A* and headcount reductions of 11 percent and 16 percent, respectively, from the same period a year ago, offsetting 70 percent of the gross margin decline from the period a year ago. Adjusted EBITDA loss of $0.1 million was down from positive $1.4 million, or 1.7 percent of revenue for the quarter a year ago.

* SG&A does not include non-operating expenses and rent redundancy. Refer to the Segment Analysis later in this document for reconciliation.

Restructuring Program

The company continued its program in the first quarter, resulting in restructuring charges of $2.0 million, primarily in Europe. During 2013, the total restructuring charge is expected to be up to $4 million with up to $1 million of the remaining charges to be incurred in the second quarter.

Liquidity and Capital Resources

The company ended the first quarter of 2013 with $69.5 million in liquidity, composed of $32.5 million in cash and $37.0 million in availability under its credit facilities. The company used $3.8 million in cash flow from operations during the quarter. The company had no outstanding borrowings at the end of the first quarter.

Business Outlook

Given current economic conditions, second quarter 2013 revenue may decline by 12 to 17 percent against the second quarter of 2012 at prevailing exchange rates. The company expects second quarter 2013 adjusted EBITDA to be between negative $2 and positive $1 million before restructuring charges and anticipates the restructuring charge in the quarter of up to $1 million. In the second quarter of 2012, revenue was $204.8 million and adjusted EBITDA was $3.7 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. With approximately 2,000 people in approximately 20 countries, and relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's ability to implement cost reduction initiatives effectively, including the recently announced restructuring program; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; risks in collecting the company's accounts receivable; the negative cash flows and operating losses that the company has experienced from time to time in the past may reoccur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company's exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$165,678	$200,590
Direct costs	109,001	127,382
Gross margin	56,677	73,208
Operating expenses:
Selling, general and administrative expenses	61,589	74,465
Depreciation and amortization	1,648	1,505
Business reorganization expenses	1,982	940
Total operating expenses	65,219	76,910
Operating income (loss)	(8,542)	(3,702)
Non-operating income (expense):
Interest income (expense), net	(146)	(161)
Other income (expense), net	270	(4)
Income (loss) before provision for income taxes	(8,418)	(3,867)
Provision for (benefit from) income taxes	(177)	(646)
Net income (loss)	$(8,241)	$(3,221)
Earnings (loss) per share:
Basic	$(0.25)	$(0.10)
Diluted	$(0.25)	$(0.10)
Weighted-average shares outstanding:
Basic	32,344	31,765
Diluted	32,344	31,765

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$32,510	$38,653
Accounts receivable, less allowance for doubtful accounts of $1,135 and $1,167, respectively	103,023	107,216
Prepaid and other	11,807	11,543
Total current assets	147,340	157,412
Property and equipment, net	18,910	20,050
Deferred tax assets, non-current	10,218	9,816
Other assets	5,984	6,190
Total assets	$182,452	$193,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,878	$9,292
Accrued expenses and other current liabilities	56,422	55,960
Short-term borrowings	—	—
Accrued business reorganization expenses	2,944	1,916
Total current liabilities	67,244	67,168
Other non-current liabilities	6,959	7,853
Deferred rent and tenant improvement contributions	7,533	8,061
Income tax payable, non-current	3,848	3,845
Total liabilities	85,584	86,927
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 32,785 and 33,100 shares, respectively	33	33
Additional paid-in capital	474,046	473,372
Accumulated deficit	(395,268)	(387,027)
Accumulated other comprehensive income	18,789	20,536
Treasury stock, 160 and 79 shares, respectively, at cost	(732)	(373)
Total stockholders’ equity	96,868	106,541
Total liabilities and stockholders' equity	$182,452	$193,468

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,223	$56,201	$72,254	$—	$165,678
Gross margin, from external customers	$8,144	$21,492	$27,041	$—	$56,677
Adjusted EBITDA (loss) (1)	$(357)	$(426)	$(112)	$(4,017)	$(4,912)
Business reorganization expenses (recovery)	(17)	102	1,871	26	1,982
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	607	339	1,469	(2,685)	(270)
EBITDA (loss) (1)	$(947)	$(867)	$(3,452)	$(1,358)	$(6,624)
Depreciation and amortization expenses					1,648
Interest expense (income), net					146
Provision for (benefit from) income taxes					(177)
Net income (loss)					$(8,241)

For The Three Months Ended March 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,170	$74,263	$81,157	$—	$200,590
Gross margin, from external customers	$11,831	$29,313	$32,064	$—	$73,208
Adjusted EBITDA (loss) (1)	$275	$2,124	$1,415	$(4,755)	$(941)
Business reorganization expenses (recovery)	20	67	720	133	940
Office integration expense and (gains) on disposal of business	—	316	—	—	316
Non-operating expense (income), including corporate administration charges	746	1,733	1,782	(4,257)	4
EBITDA (loss) (1)	$(491)	$8	$(1,087)	$(631)	$(2,201)
Depreciation and amortization expenses					1,505
Interest expense (income), net					161
Provision for (benefit from) income taxes					(646)
Net income (loss)					$(3,221)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,458	$63,517	$81,301	$—	$184,276
Gross margin, from external customers	$9,388	$26,361	$31,175	$—	$66,924
Adjusted EBITDA (loss) (1)	$1,379	$2,334	$3,455	$(4,017)	$3,151
Business reorganization expenses (recovery)	(44)	22	213	40	231
Office integration expense and (gains) on disposal of business	(558)	—	—	—	(558)
Non-operating expense (income), including corporate administration charges	593	975	641	(2,249)	(40)
EBITDA (loss) (1)	$1,388	$1,337	$2,601	$(1,808)	$3,518
Depreciation and amortization expenses					1,650
Interest expense (income), net					124
Provision for (benefit from) income taxes					2,086
Net income (loss)					$(343)

For The Three Months Ended June 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,487	$76,926	$82,425	$—	$204,838
Gross margin, from external customers	$12,359	$31,901	$32,808	$—	$77,068
Adjusted EBITDA (loss) (1)	$2,452	$3,720	$2,440	$(4,887)	$3,725
Business reorganization expenses (recovery)	749	1,007	3,149	185	5,090
Office integration expense and (gains) on disposal of business	—	190	—	—	190
Non-operating expense (income), including corporate administration charges	945	1,901	1,596	(4,073)	369
EBITDA (loss) (1)	$758	$622	$(2,305)	$(1,001)	$(1,926)
Depreciation and amortization expenses					1,610
Interest expense (income), net					189
Provision for (benefit from) income taxes					(4,119)
Net income (loss)					$394

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2013	2012
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$37,223	$45,170	$(5)	$45,165
Hudson Asia Pacific	56,201	74,263	(803)	73,460
Hudson Europe	72,254	81,157	(689)	80,468
Total	$165,678	$200,590	$(1,497)	$199,093
Gross margin:
Hudson Americas	$8,144	$11,831	$(5)	$11,826
Hudson Asia Pacific	21,492	29,313	(236)	29,077
Hudson Europe	27,041	32,064	(147)	31,917
Total	$56,677	$73,208	$(388)	$72,820
SG&A and other non-operating income (expense) (1):
Hudson Americas	$9,105	$12,299	$4	$12,303
Hudson Asia Pacific	22,237	29,233	(177)	29,056
Hudson Europe	28,647	32,438	(113)	32,325
Corporate	1,330	499	(1)	498
Total	$61,319	$74,469	$(287)	$74,182
Business reorganization expenses:
Hudson Americas	$(17)	$20	$—	$20
Hudson Asia Pacific	102	67	(1)	66
Hudson Europe	1,871	720	(10)	710
Corporate	26	133	1	134
Total	$1,982	$940	$(10)	$930
Operating income (loss):
Hudson Americas	$(592)	$(64)	$(8)	$(72)
Hudson Asia Pacific	(1,359)	1,045	(51)	994
Hudson Europe	(2,388)	333	(73)	260
Corporate	(4,203)	(5,016)	—	(5,016)
Total	$(8,542)	$(3,702)	$(132)	$(3,834)
EBITDA (loss):
Hudson Americas	$(947)	$(491)	$(8)	$(499)
Hudson Asia Pacific	(867)	8	(58)	(50)
Hudson Europe	(3,452)	(1,087)	(24)	(1,111)
Corporate	(1,358)	(631)	(1)	(632)
Total	$(6,624)	$(2,201)	$(91)	$(2,292)

(1)
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).